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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Hyperion Software Corporation 1991 Stock Plan, of our report dated July 20, 1995, with respect to the consolidated financial statements and schedule of Hyperion Software Corporation (formerly IMRS, Inc.) included in its Annual Report (Form 10-K) for the year ended June 30, 1995 filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP
                                       ------------------------------
                                           ERNST & YOUNG LLP

Stamford, Connecticut
December 15, 1995